UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 15, 2019

The Estée Lauder Companies Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14064	11-2408943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, New York	10153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

212-572-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01 par value	EL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e). Compensatory Arrangements of Certain Officers.

On November 15, 2019, the stockholders of The Estée Lauder Companies Inc. (the “Company”) approved amendments to The Estée Lauder Companies Inc. Amended and Restated Fiscal 2002 Share Incentive Plan (the “Share Plan”). These amendments to the Share Plan principally serve to:

•	increase the aggregate number of shares of Class A Common Stock available for issuance under the Share Plan by 12,000,000; and

•	eliminate provisions that are no longer required or applicable, including as a result of changes to Section 162(m) of the Internal Revenue Code of 1986, as amended.

This approval of the Share Plan extended the term of the plan to November 15, 2029.

The summary above is qualified by reference to the text of the Share Plan that is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on November 15, 2019. Each share of the Company’s Class A Common Stock was entitled to one vote per share, and each share of the Company’s Class B Common Stock was entitled to ten votes per share. The matters voted upon and the results of the combined votes of Class A Common Stock and Class B Common Stock are set forth below.

Proposal One: Election of Directors.

Stockholders elected each of the following nominees as director to hold office until the 2022 Annual Meeting (i.e. as a Class II Director) and until his or her successor is elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ronald S. Lauder	1,542,347,602	15,027,205	9,184,713
William P. Lauder	1,471,156,547	86,218,261	9,184,713
Richard D. Parsons	1,467,526,633	89,848,174	9,184,713
Lynn Forester de Rothschild	1,537,594,566	19,780,241	9,184,713
Jennifer Tejada	1,552,377,126	4,997,682	9,184,713
Richard F. Zannino	1,552,200,852	5,173,956	9,184,713

The continuing Class III Directors are Charlene Barshefsky, Wei Sun Christianson, Fabrizio Freda, Jane Lauder, and Leonard A. Lauder. The continuing Class I Directors are Rose Marie Bravo, Paul J. Fribourg, Irvine O. Hockaday, Jr., Jennifer Hyman, and Barry S. Sternlicht.

Proposal Two: Ratification of Appointment of Independent Auditors.

Stockholders approved the ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending June 30, 2020.

For	Against	Abstentions	Broker Non-Votes
1,564,036,395	2,428,785	94,341	0

Proposal Three: Advisory Vote on Executive Compensation.

Stockholders approved a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,541,191,033	15,973,174	210,601	9,184,713

Proposal Four: Approval of The Estée Lauder Companies Inc. Amended and Restated Fiscal 2002 Share Incentive Plan.

As noted above, stockholders approved the Company’s Amended and Restated Fiscal 2002 Share Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,501,103,437	56,110,595	160,775	9,184,713

Item 9.01. Financial Statements and Exhibits.

(a) Not Applicable

(b) Not Applicable

(c) Not Applicable

(d) Exhibits

Exhibit No.	Description

10.1	The Estée Lauder Companies Inc. Amended and Restated Fiscal 2002 Share Incentive Plan*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*  Exhibit is a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTÉE LAUDER COMPANIES INC.

Date:	November 19, 2019	By:	/s/ Maureen Sladek
Maureen Sladek
Vice President, Senior Corporate Counsel and Assistant Secretary

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